EXHIBIT 10.13

                          LANDLORD CONSENT TO SUBLEASE

      This LANDLORD CONSENT TO SUBLEASE ("Consent Agreement") is entered into as of December 30, 2003 by and among CA-EMERYVILLE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), Extensity, Inc., a Delaware corporation ("Sublandlord"), and BioNovo, a California corporation ("Subtenant").

                                    RECITALS:

A. Landlord (as successor in interest to Spieker Properties L.P., a California limited partnership), as Landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated January 12, 1998, as amended by instruments dated April 28, 1998, October 12, 1998, October 19, 1998, July 28, 1999, August 26, 1999, September 20, 1999, December 18,
      1999, March 17, 2000, April 14, 2000, June 19, 2000 and December 12, 2000
      (collectively, the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 60,774 rentable square feet (the "Premises") the building commonly known as 2200 Powell Street located at Emeryville, CA (the" Building").

B. Sublandlord and Subtenant have entered into that certain sublease agreement dated December 17, 2003 attached hereto as Exhibit A (the "Sublease Agreement") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: 2200 Powell Street, Suite 675, containing of approximately 1,733 rentable square feet (the "Sublet Premises") constituting a part of the Premises.

C. Sublandlord and Subtenant have requested Landlord's consent to the Sublease Agreement.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

      NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1. Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement is attached hereto and made a part hereof as Exhibit A.

2. Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent Agreement.


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3.    Indemnity and Insurance. Subtenant hereby assumes, with respect to
      Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4. No Release. Nothing contained in the Sublease Agreement or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent Agreement or any subsequent assignment(s), sublease(s) Or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement, is not bound by any terms, provisions, representations or warranties contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5. No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

6. Lease. In no event shall the Sublease Agreement or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Lahdlord's prior written approval and in accordance with the terms and conditions of the Lease.

7. Services. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

8. Atornment. If the Lease or Sublandlord's right to possession thereunder, terminates for any reason prior to expiration of the Sublease Agreement, Subtenant agrees, at the election of Landlord, to attom to Landlord upon the then executory terms and conditions of the Sublease Agreement for the remainder of the term of the Sublease Agreement. If Landlord does not so elect, the Sublease Agreement and all rights, of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord's Right to possession thereunder.

9. Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease Agreement directly to Landlord: until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease Agreement. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority: as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant falls to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant's cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

10. Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord's new address for notices to Sublandlord under the Lease shall be as follows: One Market - Spear Tower - Suite 600, San Francisco 94105; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of the Lease.

11. Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

12. Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterparties provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

      IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.


            LANDLORD:

            CA-EMERYVILLE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

            By:      EOM GP, L.L.C. a Delaware limited liability company,
            its general partner

                     By: Equity Office Management, L.L.C., a Delaware Limited Liability Company, its nonmember

                             By:
                                 ----------------------------------------
                             Name: Mark Geisreiter
                             Title: Senior Vice President - San Francisco Region


                             SUBLANDLORD:

                             Extensity,lnc.,
                             a Delaware corporation


                             By:
                                 ----------------------------------------
                             Name:
                                   --------------------------------------
                             Title:
                                    -------------------------------------

                             SUBTENANT:

                             BioNovo, a California corporation

                             By:
                                 ----------------------------------------
                             Name:
                                   --------------------------------------
                             Title:
                                    -------------------------------------